Exhibit 3.17

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:59 PM 05/03/2013
FILED 04:51 PM 05/03/2013
SRV 130525897 - 5193323 FILE

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF INCORPORATION

OF

ANCESTRY US HOLDINGS INC.

This Certificate of Amendment to the Certificate of Incorporation (this “Certificate”) is being executed as of May 3, 2013, for the purpose of amending the Certificate of Incorporation of Ancestry US Holdings Inc. (the “Corporation”), pursuant to Section 242 of the Delaware General Corporation Law.

The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

1. Name. The name of the corporation is Ancestry US Holdings Inc.

2. Certificate of Incorporation. The Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on August 2, 2012.

3. Amendment. The fourth article of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is one hundred eighty-one thousand five hundred (181,500) shares of common stock, having a par value of $0.01 per share of which (i) one hundred eighty thousand (180,000) shares are designated as voting common stock (the “Common Stock”), and (ii) one thousand five hundred (1,500) shares are designated as non-voting Class B common stock (the “Class B Common Stock”). The relative rights, designations and preferences of the Common Stock and Class B Common Stock shall be the same, except the Class B Common Stock shall be non-voting and the holders of such Class B Common Stock shall have no voting rights under this Certificate of Incorporation or otherwise.

Except as otherwise required by law, with respect to all matters upon which stockholders of the Corporation are entitled to vote or to which stockholders of the Corporation are entitled to give consent, the holders of any outstanding shares of Common Stock shall vote together as a single class, and every holder of Common Stock shall be entitled to cast thereon one (1) vote. Except as otherwise required by law, the holders of the outstanding shares of Class B Common Stock shall not be entitled to vote on any matter with respect to such shares.”

5. Authorization. This Certificate was authorized by the unanimous written consent of the board of directors of the Corporation, followed by the written consent of the shareholders of the Corporation.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed and acknowledged by its duly authorized officer as of the day and year first above written.

ANCESTRY US HOLDINGS INC.

By:

Name:	William Stern
Title:	Secretary

Signature Page to Certificate of Amendment

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:57 PM 03/19/2013
FILED 05:41 PM 03/19/2013
SRV 130333684 - 5193323 FILE

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF INCORPORATION

OF

GLOBAL GENERATIONS INTERNATIONAL INC.

This Certificate of Amendment to the Certificate of Incorporation (this “Certificate”) is being executed as of March 19, 2013, for the purpose of amending the Certificate of Incorporation of Global Generations International Inc., pursuant to Section 242 of the Delaware General Corporation Law.

The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

1. Name. The name of the corporation is Global Generations International Inc.

2. Certificate of Incorporation. The Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on August 2, 2012.

3. Amendment. The first article of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

“The name of the corporation is Ancestry US Holdings Inc. (the “Corporation”).”

5. Authorization. This Certificate was authorized by the unanimous written consent of the board of directors of the Corporation, followed by the written consent of the shareholders of the Corporation.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed and acknowledged by its duly authorized officer as of the day and year first above written.

GLOBAL GENERATIONS INTERNATIONAL INC.

By:

Name:	Howard Hochhauser
Title:	Chief Financial Officer, Chief Operating Officer and Chief Accounting Officer

Signature Page to Global Generations International Inc. Certificate of Amendment

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:37 PM 01/25/2013
FILED 12:24 PM 01/25/2013
SRV 130091110 - 5193323 FILE

CERTIFICATE OF AMENDMENT OF

THE CERTIFICATE OF INCORPORATION

OF

Global Generations International Inc,

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

January 25, 2013

Global Generations International Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

(1)	The first sentence of Article FOURTH of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“FOURTH: The total number of shares of stock which the Corporation is authorized to issue is one hundred eighty thousand (180,000) shares of common stock, having a par value of $0.01 per share (the “Common Stock”).”

(2)	The Certificate of Incorporation is hereby amended to add a new Article TENTH as follows:

“TENTH: Immediately upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation, a 1000-for-1 stock split of the Corporation’s Common Stock shall become effective, pursuant to which each share of Common Stock outstanding or held in treasury immediately prior to such time shall automatically and without any action on the part of the holders thereof be subdivided and reclassified into 1000 fully-paid and non-assessable shares of Common Stock, All certificates representing shares of Common Stock outstanding immediately prior to the filing of this Certificate of Amendment of the Certificate of Incorporation shall immediately after the filing of this Certificate of Amendment of the Certificate of Incorporation represent the number of shares of Common Stock as provided above. Notwithstanding the foregoing, any holder of Common Stock may (but shall not be required to) surrender his, her or its stock certificate or certificates to the Corporation, and upon such surrender, the Corporation will issue a certificate for the correct number of shares of Common Stock to which the holder is entitled under the provisions of this Certificate of Amendment of the Certificate of Incorporation.”

(3)	This Certificate of Amendment of the Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed and acknowledged by its duly authorized officer as of the date first written above.

GLOBAL GENERATIONS INTERNATIONAL INC.

By:

Name:	Howard Hochhauser

Title:	Chief Financial Officer, Chief Accounting Officer & Chief Operating Officer

[Signature Page to the Amendment to the Certificate of Incorporation of Global Generations International Inc.]